Exhibit 10.1

Stock Option No.:

INTREPID POTASH, INC.
2008 EQUITY INCENTIVE PLAN

FORM OF STOCK OPTION AGREEMENT

Intrepid Potash, Inc., a Delaware corporation (the “Company”), has granted an option to purchase shares of the Company’s Common Stock to the Optionee named below under the Intrepid Potash, Inc. 2008 Equity Incentive Plan (the “Plan”).  This Stock Option Agreement (the “Agreement”) evidences the terms of that Option grant.

I.  NOTICE OF GRANT

Name of Optionee:

Number of Shares of Common Stock Covered by the Option:

Exercise Price per Share: $

Grant Date:

Expiration Date:

Type of Option:           Non-Qualified Stock Option

Vesting Schedule: Except as provided otherwise in this Agreement or the Plan, this Option shall vest and become exercisable in accordance with the following schedule, provided Grantee remains in the continuous Service of the Company from the Grant Date through the Service Vesting Dates set forth below:

Service Vesting Date	Fraction of Total Shares that Vest	Number of Shares that Vest

[ ]	[ ]	[ ]
[ ]	[ ]	[ ]
[ ]	[ ]	[ ]

II.  STOCK OPTION AGREEMENT

1.             Grant of Option.  Subject to the terms and conditions of this Agreement and the Plan (which is incorporated herein by reference), the Company has granted to Optionee an Option to purchase the number of shares of Stock set forth above in the Notice of Grant, at the Exercise Price set forth in the Notice of Grant.  In the event of a conflict between the terms and conditions of the Plan and this Agreement, the terms and conditions of the Plan shall govern.  All capitalized terms in this Agreement shall have the meaning assigned to them in this Agreement or in the Plan.

2.             Vesting.  Unless otherwise provided in this Agreement or in the Plan, this Option shall become exercisable in one or more installments in accordance with the Vesting Schedule set forth in the Notice of Grant.  As the Option becomes exercisable for one or more installments, the installments shall accumulate and the Option shall remain exercisable for the accumulated installments until the Option expires or terminates in accordance with the terms of this Agreement or the Plan.

3.             Option Term; Expiration Date.  This Option shall expire at 5:00 P.M. Mountain Time on the Expiration Date set forth in the Notice of Grant, unless sooner terminated in accordance with Section 4 of this Agreement or the terms of the Plan.

4.             Termination of Service; Accelerated Vesting; Expiration of Option.  If Optionee terminates Service with the Company and its Affiliates prior to the Expiration Date, the following shall apply:

(a)           Termination of Service.  If Optionee’s Service is terminated for any reason other than as set forth in subsection (b) or (c) of this Section, then the vested portion of the Option will remain outstanding until 5:00 P.M. Mountain Time on the soonest to occur of (i) the date that is twelve (12) months after the date Optionee terminates Service, or (ii) the Expiration Date.  The unvested portion of the Option shall automatically expire on the date of termination of Service.

(b)           Disability.  If Optionee’s Service is terminated as a result of Disability, any portion of the Option that would have vested in accordance with Section 2 hereof and the Notice of Grant had Grantee remained in Service through the next Service Vesting Date shall become vested on the date of such termination of Service.  The remaining unvested portion of the Option (if any) shall automatically expire on the date of termination of Service.  The vested and outstanding portion of the Option shall remain outstanding and may be exercised by Optionee or Optionee’s guardian or legal representative until 5:00 P.M. Mountain Time on the soonest to occur of (i) the date that is twelve (12) months after the date Optionee terminates Service because of Optionee’s Disability, or (ii) the Expiration Date.

(c)           Death.

(i)            Death Causing Termination of Service.  If Optionee’s Service is terminated as a result of death, any portion of the Option that would have vested in accordance with Section 2 hereof and the Notice of Grant had Grantee remained in Service through the next Service Vesting Date shall become vested on the date of such termination of Service.  The remaining unvested portion of the Option (if any) shall automatically expire on the date of termination of Service.  The vested and outstanding portion of the Option shall remain outstanding and may be exercised by those entitled to do so under Optionee’s will or under the laws of descent and distribution until 5:00 P.M. Mountain Time on the soonest to occur of (i) the date that is twelve (12) months after the date of death, or (ii) the Expiration Date.

(ii)           Death Following Termination of Service.  If Optionee dies during the twelve month period described in Section 4(a), then the vested and outstanding portion of the Option at such time, if any, will remain outstanding and may be exercised by those entitled to do so under Optionee’s will or under the laws of descent and distribution until 5:00 P.M. Mountain Time on the soonest to occur of (i) the date that is twelve (12) months after the date of death, or (ii) the Expiration Date.

5.             Leave of Absence.  For purposes of the Option, Service does not terminate when Optionee goes on a bona fide employee leave of absence that was approved by the Company or an Affiliate in writing, if the terms of the leave provide for continued Service crediting, or when continued Service crediting is required by applicable law.  However, Service will be treated as terminating 90 days after Optionee went on the approved leave, unless Optionee’s right to return to active work is guaranteed by law or by a contract.  Service terminates in any event when the approved leave ends unless Optionee immediately returns to active Service.  The Committee determines, in its sole discretion, which leaves of absence count for this purpose, and when Service terminates for all purposes under the Plan.

6.             Option Exercise.

(a)           Notice of Exercise.  The Option shall be exercised on a business day on which the Company is generally open for business by delivery of written or electronic notice to an officer, employee, or agent of the Company designated by the Committee, on a written or electronic form specified by the Committee or its designated agent.  The written or electronic notice shall specify the number of shares of Stock to be purchased, and shall be accompanied by full payment of the Exercise Price for the shares being purchased.  The notice shall also specify the manner in which the shares should be registered and the manner in which Optionee is satisfying applicable tax withholding requirements.  The notice of exercise will be effective when it is received.  Anyone exercising the Option after the death of Optionee must provide appropriate documentation to the satisfaction of the Company that the individual is entitled to exercise the Option.

(b)           Payment of Exercise Price.  Payment of the Exercise Price for the number of shares of Stock being purchased shall be made in one (or a combination) of the following forms:

(i)            Cash or cash equivalents acceptable to the Company.

(ii)           By tendering to the Company (either by actual delivery of by attestation) unrestricted shares of Stock owned by Optionee that were purchased on the open market or owned for at least six months or such other period designated by the Company in order to comply with applicable law and to avoid adverse accounting consequences.  The Fair Market Value of the Stock, determined as of the effective date of the Option exercise, will be applied to the payment of the Exercise Price.

(iii)          To the extent a public market for the shares of Stock exists as determined by the Company, by delivery to the Company of irrevocable instructions issued to a licensed securities broker acceptable to the Company to sell shares of Stock and to deliver all or part of the sale proceeds to the Company in payment of the aggregate Exercise Price and any withholding taxes.

7.             Tax Withholding.  Optionee shall make appropriate arrangements with the Company to provide for payment of all federal, state, local or foreign taxes of any kind required by law to be withheld upon the issuance of any shares of Stock or payment of any kind upon the exercise of this Option.  Such arrangements may include, but are not limited to, the payment of cash directly to the Company, withholding by the Company from other cash payments of any kind otherwise due to Optionee, or share withholding as described below.  Subject to the prior approval of the Committee, which may be withheld by the Committee, in its sole discretion, Optionee may elect to satisfy the minimum statutory withholding obligations, in whole or in part, (i) by having the Company withhold shares of Stock otherwise issuable to Optionee or (ii) by delivering to the Company shares of Stock already owned by Optionee.  The shares delivered or withheld shall have an aggregate Fair Market Value not in excess of the minimum statutory total tax withholding obligations.  The Fair Market Value of the shares used to satisfy the withholding obligation shall be determined by the Company as of the date that the amount of tax to be withheld is to be determined.  Shares used to satisfy any tax withholding obligation must be vested and cannot be subject to any repurchase, forfeiture, or other similar requirements.  Any election to withhold shares shall be irrevocable, made in writing, signed by Optionee, and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

8.             Transfer of Option.

(a)           General Rule.   During Optionee’s lifetime, Optionee shall not transfer or assign the Option and the Option may be exercised solely by Optionee (or, in the event of Optionee’s legal incapacity or incompetency, Optionee’s guardian or legal representative).  Upon death, the Option may be transferred in accordance with Optionee’s  will or under the applicable laws of descent and distribution and may be exercised in accordance with Section 4(c), above.

(b)           Domestic Relations Order.  Notwithstanding the foregoing Section 8(a), to the extent that this Option is a Non-Qualified Stock Option, the Option, in whole or in part, may be transferred to a Family Member pursuant to a domestic relations order in settlement of marital property rights.  Following any such transfer, the Option shall continue to be subject to the same terms and conditions as were applicable immediately prior to the transfer, and shall be exercisable by the transferee only to the extent, and for the periods specified in, this Agreement.

9.             Investment Representations.  The Committee may require Optionee (or Optionee’s estate or heirs) to represent and warrant in writing that the individual is acquiring the shares of Stock for investment and without any present intention to distribute such shares and to make such other representations as are deemed necessary or appropriate by the Company and its counsel.

10.           Continued Service.  Neither the grant of the Option nor this Agreement gives Optionee the right to continue Service with the Company or its Affiliates in any capacity.  The Company and its Affiliates reserve the right to terminate Optionee’s Service at any time and for any reason not prohibited by law.

11.           Stockholder Rights.  Optionee and Optionee’s estate or heirs shall not have any rights as a stockholder of the Company until Optionee becomes the holder of record of such shares of Stock, and no adjustments shall be made for dividends or other distributions or other rights as to which there is a record date prior to the date Optionee becomes the holder of record of such shares, except as provided in Section 14 of the Plan.

12.           Additional Requirements.  Optionee acknowledges that shares of Stock acquired upon exercise of the Option may bear such legends as the Company deems appropriate to comply with applicable federal, state or foreign securities laws.  In connection therewith and prior to the issuance of the shares, Optionee may be required to deliver to the Company such other documents as may be reasonably necessary to ensure compliance with applicable laws.

13.           Governing Law.  The validity and construction of this Agreement and the Plan shall be determined in accordance with and governed by the laws of the State of Delaware other than any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan and this Agreement to the substantive laws of any other jurisdiction.

14.           Binding Effect.  This Agreement shall be binding upon and inure to the benefit of the Company and Optionee and their respective heirs, executors, administrators, legal representatives, successors and assigns.

15.           Special Rules for Incentive Stock Options.  In the event this Option is designated as an Incentive Stock Option in the Notice of Grant, the Option shall be treated as an Incentive Stock Option to the maximum extent permissible under applicable law.  In the event this Option, or any portion thereof, cannot be treated as an Incentive Stock Option under applicable law, whether because the value of the Common Stock covered under the Option exceeds the limits of Code Section 422(d), the Option remains outstanding following termination of employment beyond the holding periods of Code Section 422(a)(2), or otherwise, then this Option, or the relevant portion thereof, shall be classified as a Non-Qualified Stock Option.

16.           Tax Treatment; Section 409A.  Optionee may incur tax liability as a result of the exercise of the Option or the disposition of shares of Stock.  Optionee should consult his or her own tax adviser before exercising the Option or disposing of the shares.

Optionee acknowledges that the Committee, in the exercise of its sole discretion and without Optionee’s consent, may amend or modify the Option and this Agreement in any manner and delay the payment of any amounts payable pursuant to this Agreement to the minimum extent necessary to satisfy the requirements of Section 409A of the Code.  The Company will provide Optionee with notice of any such amendment or modification.  This Section does not, and shall not be construed so as to, create any obligation on the part of the Company to adopt any such amendments or to take any other actions or to indemnify Grantee for any failure to do so.

17.           Amendment.  The terms and conditions set forth in this Agreement may only be amended by the written consent of the Company and Optionee, except to the extent set forth in Section 16 hereof regarding Section 409A of the Code and any other provision set forth in the Plan.

18.           2008 Equity Incentive Plan.  The Option and shares of Stock acquired upon exercise of the Option granted hereunder shall be subject to such additional terms and conditions as may be imposed under the terms of the Plan, a copy of which has been provided to Optionee.

[Company Signature Page Follows]

This Stock Option Agreement is executed on behalf of the Company by its authorized officer on the date set forth below.

INTREPID POTASH, INC.

By:
Name:
Title:

Date:

[Optionee Signature Page Follows]

ACKNOWLEDGMENT AND AGREEMENT

Optionee acknowledges receipt of this Agreement and agrees to all of the terms and conditions described in this Agreement and in the Plan, a copy of which is attached.  Optionee acknowledges that Optionee has carefully reviewed the Plan, and agrees that the Plan will control in the event any provision in this Agreement is in conflict with the Plan.  To accept this Agreement and the Option evidenced thereunder, Optionee must sign and date this signature page and return it to the Company no later than [                     ].

Optionee

Signature

Print Name:

Date:

Attachments:

2008 Equity Incentive Plan

Form S-8 Prospectus